Exhibit 10.9
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of the 27th day of January 2023, by and among JAMES RIVER GROUP HOLDINGS, LTD., a Bermuda company, and JRG REINSURANCE COMPANY LTD., a regulated insurance company domiciled in Bermuda (each a “Borrower” and, collectively, the “Borrowers”), and BMO HARRIS BANK N.A., as Lender (“Lender”).
Recitals:
A.    The Borrowers and the Lender are the parties to that certain Credit Agreement dated as of August 2, 2017 (as amended by the First Amendment dated as of November 8, 2019, and by the Second Amendment dated as of February 18, 2022 and as otherwise previously amended, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which, inter alia, the Lender agreed, subject to the terms and conditions thereof, to advance Loans to the Borrowers and to issue Letters of Credit.
B.    Certain loans and/or other extensions of credit under the Credit Agreement and/or other Loan Documents incur or are permitted to incur interest, fees, commissions or other amounts based on the London interbank offered rate for Dollars (“LIBOR”).
C.    The Borrowers and the Lender have agreed (i) that as of the Third Amendment Effective Date each loan, advance, borrowing, or other financial accommodation or extension of credit of any type by the Lender from time to time made or permitted to be made under the Credit Agreement bearing interest or incurring fees or other amounts based on LIBOR, including any credit extension nominally based on a “Base Rate” or other term generally indicating usage of a benchmark other than LIBOR but which may apply LIBOR in accordance with such term, shall no longer be available and shall be replaced by credit extensions bearing interest or incurring fees or other amounts based on Term SOFR, and (ii) to make certain other changes to the Credit Agreement as set forth herein.
Agreements:
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers and the Lender intending to be legally bound, hereby agree as follows:
1.    Definitions; Interpretation.
(a)    Terms Defined in Credit Agreement.    All capitalized terms used in this Third Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)    Interpretation.    The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Third Amendment and are incorporated herein by this reference.

2.    Amendments to the Credit Agreement.
(a)    Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:
(i)    The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:
“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to remain closed and (b) with respect to any matters relating to SOFR Loans, a SOFR Business Day.
“Interest Period” means, with respect to any SOFR Borrowing, the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter (to the extent available), as the Borrower Agent, for and on behalf the Borrowers, may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Maturity Date, and (d) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be deemed to be the effective date of the most recent conversion or continuation of such Borrowing.
(ii)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the correct alphabetical order:
“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a Term SOFR Loan or a SOFR Loan, the greater of (a) the sum of (i) Term SOFR for such available Tenor or Interest Period and (ii) the applicable SOFR Index Adjustment, and (b) the Floor.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14.
“Benchmark” means, initially, with respect to any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Lender and the Borrower Agent as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Lender and the Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“CME” means CME Group Benchmark Administration Ltd.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period”

or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Floor” means a rate of interest equal to zero percent (0.00%) per annum.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means a Term SOFR Borrowing.
“SOFR Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Index Adjustment” means for any calculation with respect to a Term SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Term SOFR Loans Interest Period:
One month	0.10%
Three months	0.10%
Six months	0.10%
“SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).
“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two (2) SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Lender’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one (1) month on the day that is two (2) SOFR Business Days prior to the date the Alternate Base Rate is determined, subject to the proviso provided above.
“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Lender in its reasonable discretion).
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Type” means any type of Loan determined with respect to the interest option applicable thereto, which in each case shall be a Base Rate Loan or a Term SOFR Loan.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(iii)    Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “Adjusted LIBO Rate”, “Eurodollar”, “LIBO Rate” and “Statutory Reserve Adjustment” therefrom.
(iv)    All references to “Eurodollar” in the Credit Agreement are hereby amended to refer to “SOFR” in lieu thereof.
(v)    All references to “Adjusted LIBO Rate” in the Credit Agreement are hereby amended to refer to “Adjusted Term SOFR” in lieu thereof.
(vi)    All references to the “London interbank market” in the Credit Agreement are hereby amended to refer to the “applicable interbank market” in lieu thereof.
(vii)    Article 1 of the Credit Agreement is hereby amended by adding the following new Section 1.06:
“Section 1.06 Rates. The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Lender may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Lender will, in keeping with industry practice, continue using its current rounding practices in connection with the Alternate Base Rate, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower Agent of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.”
(viii)    Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Section 2.14 Benchmark Replacement Setting.
(a)    Temporary Inability to Determine Rate. If (a) the Lender determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (b) the Lender determines that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, in each case of (a) and (b), on or prior to the first day of any Interest Period, the Lender will promptly so notify the Borrower Agent. Upon notice thereof by the Lender to the Borrower Agent, (i) any obligation of the Lender to make or continue the applicable SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Lender revokes such notice and (ii) if such determination affects the calculation of the Alternate Base Rate, the Lender shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” until the Lender revokes such notice. Upon receipt of such notice, (A) the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of any applicable SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower Agent shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. If the Lender determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Lender without reference to clause (c) of the definition of “Alternate Base Rate” until the Lender revokes such determination.
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Lender and the Borrower Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Lender has posted such proposed amendment to the Borrower Agent. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.14 will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (b), all Loans shall be converted into Base Rate Loans in accordance with the provisions of clause (a) above.
(c)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower Agent of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Lender will notify the Borrower Agent and the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Lender pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Agent may revoke any request for the applicable SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Alternate Base Rate.”
(ix)    Section 3.05 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Section 3.05 Insurance Licenses. Schedule T to the most recent annual Statutory Statement of each Domestic Insurance Subsidiary lists all of the jurisdictions in which such Domestic Insurance Subsidiary holds active licenses (including, without limitation, licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business or to act as an insurance agent or broker (collectively, the “Licenses”), and Schedule 3.05 hereto lists all of the jurisdictions in which JRG Reinsurance holds active Licenses (including, without limitation, Licenses from Applicable Insurance Regulatory Authorities). Each Insurance Subsidiary is in compliance in all material respects with each License held by it. No License (to the extent material) is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the knowledge of each Borrower no such suspension or revocation has been threatened by any Applicable Insurance Regulatory Authority except in any such case where such proceedings would not have a Material Adverse Effect.”
(x)    Section 6.16(b) of the Credit Agreement is hereby amended by adding the following proviso to the end of such Section:
“; provided, however, that this Section 6.16(b) shall not prohibit any amendment, waiver or other modification if the effect of such amendment, waiver or other modification is to replace any benchmark interest rate of such Debt based on LIBOR with a benchmark interest rate based on SOFR.”
(xi)    Exhibit B of the Credit Agreement is hereby amended by deleting the following sentence: “Traded bonds are only those listed on the NY, American or NASDAQ Stock Exchanges and eligible to be settled by the Depository Trust Company”.
(b)    Upon satisfaction of the conditions set forth in Section 3 hereof, each reference in the Credit Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Credit Agreement as further amended by this Third Amendment.
3.    Amendment Effective Date; Conditions Precedent.    The amendments set forth in Section 2, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “Third Amendment Effective Date”):
(a)    Borrowers’ Certifications.    On the Third Amendment Effective Date, after giving effect to the amendments set forth in Paragraph 2, above, the Borrowers hereby certify that (i) no Default exists, (ii) the representations and warranties of the Borrowers under Article 3 of the Credit Agreement are true and correct in all material respects as of the Third Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), (iii) the execution, delivery and performance of this Third Amendment has been authorized by all necessary corporate or company action, and (iv) the Regulatory Condition Satisfaction remains effective.
(b)    Third Amendment.    The Lender shall have received from each Borrower a counterpart of this Third Amendment signed on behalf of such party.

(c)    Guarantor Confirmation.    James River shall have executed and delivered to the Lender a confirmation of its Payment Guaranty in form and substance reasonably satisfactory to the Lender.
(d)    Fees and Expenses.    The Borrowers shall have paid or caused to be paid to the Lender all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of counsel to the Lender) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.
3.    No Other Modifications.    Except as expressly provided in this Third Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.
4.    Confirmation of Obligations.    Each Borrower hereby affirms as of the date hereof all of its respective Debt and other obligations to the Lender under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Debt and other obligations are owed to the Lender according to their respective terms. Each Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender of the Debt and other obligations of such Borrower to it under and pursuant to the Credit Agreement or any of the other Loan Documents.
5.    Governing Law; Binding Effect.    THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
6.    Counterparts.    This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Third Amendment by delivering by facsimile or email transmission a signature page of this Third Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Third Amendment.
9.    Miscellaneous.
(a)    Upon the effectiveness of this Third Amendment, this Third Amendment shall be a Loan Document.
(b)    The invalidity, illegality, or unenforceability of any provision in or obligation under this Third Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Third Amendment or of such provision or obligation in any other jurisdiction.

(c)    This Third Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Third Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this Third Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Third Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Third Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.
(d)    The obligations of the Borrowers hereunder are joint and several, all as more fully set forth in Article 10 of the Credit Agreement.
(e)    Section headings herein are for convenience of reference only, are not part of this Third Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Third Amendment.
10.    Waiver of Jury Trial.    EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT AND ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[No additional provisions are on this page; the page next following is the signature page.]

IN WITNESS WHEREOF, the Borrowers and the Lender have hereunto set their hands as of the date first above written.
BORROWERS
JAMES RIVER GROUP HOLDINGS, LTD.
By: /s/ Sarah Doran
Name: Sarah Doran
Title: Chief Financial Officer
JRG REINSURANCE COMPANY LTD.
By:/s/ Allan Defante
Name: Allan Defante
Title: Chief Financial Officer

LENDER
BMO HARRIS BANK N.A.
By: /s/ Benjamin Mlot
Name: Benjamin Mlot
Title: Director